UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/06/2006

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7092

TX	75-0868913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 218370, Houston, TX 77218-8370
(Address of principal executive offices, including zip code)

281-492-0550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

HOUSTON, TEXAS, July 6, 2006 - Reliability Incorporated (the "Company", OTC Pink Sheets: REAL.PK), today announced that it had completed the sale of its Houston headquarters building. Net proceeds to the Company were approximately $3.9 million. As a result of the sale The Company repaid all its debt and cash increased by approximately $1.4 million.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

Date: July 06, 2006	By:	/s/ James Harwell
James Harwell
Executive Vice President